EXHIBIT 11
                                                                      ----------

                       [C. DAVID WELLER, ESQ. LETTERHEAD]

                                  July 16, 2003

Eastern Point Advisors
Funds Trust
230 Broadway East, Suite 203
Lynnfield, Massachusetts 01940-0230

Ladies and Gentlemen:

     In connection with the registration of an indefinite number of shares of beneficial interest ("Common Shares") of the Eastern Point Advisors Twenty Fund, a series of Eastern Point Advisors Funds Trust, a Delaware business trust (the "Registrant"), under the Securities Act of 1933, you have requested that I furnish you with the following opinion, which I understand will be used in connection with, and filed with the Securities and Exchange Commission as an exhibit to, the Registration Statement on Form N-14 (as may be amended, the "Registration Statement").

     For purposes of rendering this opinion I have examined originals or copies of such documents as I consider necessary, including those listed below. In conducting such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

     The documents I have examined include:

          1.   The Registration Statement;

          2. The Registrant's Trust Instrument, including the Certificate of Trust, filed with the Delaware Secretary of State;

          3. A certificate of status recently issued by the Delaware Secretary of State; and

          4. Such other documents and certificates as to matters of fact and such matters of law as I have deemed relevant to the opinions expressed herein.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as I have deemed relevant, and assuming that:

          1. The Registration Statement becomes and remains effective, and the Proxy Statement/Prospectus which is a part thereof and your delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment
               Company Act of 1940 throughout all periods relevant to this opinion;

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Eastern Point Advisors
July 16, 2003

          2. All offers and sales of Common Shares of the Eastern Point Advisors Twenty Fund registered by means of the Registration Statement are conducted in a manner complying with the terms of the Registration Statement; and

          3. All offers and sales of Common Shares of the Eastern Point Advisors Twenty Fund are made in compliance with the securities laws of the states having jurisdiction thereof;

I am of the opinion that the Common Shares of the Eastern Point Advisors Twenty Fund being registered in the Registration Statement, when issued, will be legally and validly issued, fully paid and non-assessable.

     I hereby  consent  to the  filing  of this  opinion  as an  exhibit  to the
Registration Statement, and to the references to me in the Proxy Statement/Prospectus and Statement of Additional Information constituting parts of the Registration Statement.

                                        Very truly yours,

                                        /s/ C. David Weller

                                        C. David Weller, Esq.


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